Office: +1 (303) 620 0020 • inquiry@dolbear.com • www.dolbear.com Behre Dolbear Group, Inc. 4255 South Buckley Road, #425 Aurora, Colorado 80013 USA February 3, 2023 Robert E. Cameron, Ph.D. Senior Associate of Behre Dolbear & Company (USA), Inc. The undersigned hereby consent to (i) the references to, and the information derived from, the technical report entitled TECHNICAL REPORT SUMMARY DAYTON CONSOLIDATED PROJECT LYON COUNTY, NEVADA, USA dated effective November 30, 2022; and (ii) the references, as applicable, to the undersigneds’ names included in or incorporated by reference in their Annual Report for the Fiscal Year ending December 31, 2022 on Form 10-K being filed by Comstock Inc. with the United States Securities and Exchange Commission, and any amendments thereto. Robert Cameron, Ph.D., a Senior Associate of Behre Dolbear & Company (USA), Inc., is responsible for authoring the Technical Report Summary and has read the Annual Report and consents to references to Robert Cameron, Ph.D. or Behre Dolbear & Company (USA), Inc., as applicable. Robert E. Cameron, Ph.D., MMSA Senior Associate of Behre Dolbear & Company, USA, Inc. Dated: February 3, 2023 H. John Head Member, Executive Committee Behre Dolbear Group, Inc. Dated: February 3, 2023